Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-effective Amendment No.2 to Registration Statement on Form S-3 of our report dated March 27, 2026 with respect to the audited consolidated financial statements of Empery Digital Inc. (f/k/a Volcon, Inc.) for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 30, 2026